UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2006

PREMIER COMMUNITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-18868 (Commission File Number)	54-1560968 (I.R.S. Employer Identification No.)
4095 Valley Pike Winchester, Virginia (Address of principal executive offices)	22602 (Zip Code)

Registrant’s telephone number, including area code:  (540) 869-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Premier Community Bankshares, Inc. is filing this Amendment No. 1 to Current Report on Form 8-K/A dated July 1, 2006 to provide the disclosure previously provided under the appropriate item headings.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 8.01.	Other Events.

On July 1, 2006, Premier Community Bankshares, Inc. (the “Company”) completed the acquisition of Albemarle First Bank (“Albemarle First”). The acquisition was made pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated January 12, 2006 between Rockingham Heritage Bank, a wholly owned subsidiary of the Company (“Rockingham Heritage”), and Albemarle First, and joined in by the Company. Under the terms of the acquisition, Albemarle First was merged into Rockingham Heritage and will continue operations as Albemarle First Bank, a separate division of Rockingham Heritage.

Pursuant to the Merger Agreement, each shareholder of Albemarle First could elect to receive $15.80 per Albemarle First share in the Company’s common stock, cash or a combination thereof, subject to an overall limitation of cash consideration in the acquisition equal to 50% of total consideration. Because cash elections by the shareholders of Albemarle First slightly exceeded the 50% limitation, each share of Albemarle First held by those shareholders that elected cash were converted into approximately $14.36 of cash and 0.06854 shares of the Company’s common stock. For those shareholders that elected stock or made no election, each share of Albemarle First was converted into 0.75077 shares of the Company’s common stock.

As a result of the elections described above, the purchase price that the Company paid in connection with the acquisition consisted of (i) approximately $14.5 million in cash and (ii) the issuance to the former shareholders of Albemarle First of an aggregate of 688,788 shares of the Company’s common stock.

A copy of the press release announcing the completion of the acquisition is being filed as Exhibit 99.1 to this report.

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors;

                          Appointment of Principal Officers.

As provided by the Merger Agreement and in connection with the acquisition described in Item 1.01 above, Thomas M. Boyd, Jr., the former President and Chief Executive Officer of Albemarle First, was appointed to the Company’s Board of Directors effective July 1, 2006. Mr. Boyd has not yet been assigned to serve on a committee of the Board of Directors.

Item 9.01.	Financial Statements and Exhibits. (a) - (c) Not applicable.
	(d)	Exhibits.
		Exhibit No.	Description
		99.1	Press Release dated July 3, 2006*
* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER COMMUNITY BANKSHARES, INC.

(Registrant)

Date: November 16, 2006	By: /s/ John A. Willingham
John A. Willingham
Chief Financial Officer